Exhibit 10.12

BELMONT SAVINGS BANK

Two Leonard Street

Belmont, Massachusetts 02478-2511

DEFERRED COMPENSATION AGREEMENT

AGREEMENT made and entered into as of this 19 day of December, 2006, by and between Belmont Savings Bank, a Massachusetts savings bank corporation organized under Massachusetts General Laws, Chapter 168, with its principal office and place of business at Two Leonard Street, Belmont, Massachusetts (hereinafter referred to as the “Bank”) and JOHN W. GAHAN III, an individual who is currently serving as a Trustee of the Bank (hereinafter referred to as the “Trustee”).

WITNESSETH THAT:

WHEREAS, the Trustee serves as a Trustee of the Bank and provides services of a unique and valuable nature to the Bank, which services benefit the Bank and its customers; and

WHEREAS, the Bank recognizes the valuable and unique services heretofore performed for it by the Trustee and wishes to encourage his/her continued service as a Trustee; and

WHEREAS, the Trustee has expressed his/her need and desire for deferred compensation from the Bank for the purpose of providing security to him/her and his/her family as a condition to his/her continued service with the Bank; and

WHEREAS, the parties hereto have agreed upon the terms and conditions set forth in this Agreement pursuant to which the Bank shall pay deferred compensation to the Trustee or his/her beneficiary, as applicable, following his/her death or the termination of his/her service as a Trustee, if earlier;

NOW, THEREFORE, in consideration of the promises hereinafter set forth, the parties hereto mutually covenant and agree as follows:

1. The Trustee may elect to defer some or all of his/her Trustee fees which would otherwise be payable to him/her by the Bank; provided, however, the minimum amount of the deferrals elected for any one year shall be $5,000. Such deferral shall be in writing and on forms provided by the Bank or reasonably acceptable to the Bank and shall be delivered to the Plan Administrator (the Plan Administrator shall be the Board of Investment of the Bank). Such deferral election shall be made prior to the beginning of each calendar year. Any such election shall be effective for the calendar year to which it relates and all subsequent calendar years unless revoked or altered by the Trustee prior to the commencement of such subsequent calendar year. Once a calendar year has commenced, any election to alter or terminate the deferral of base salary shall not be effective until the beginning of the next calendar year.

2. Amounts so deferred pursuant to Section 1 and earnings thereon shall be credited to a deferred compensation account for the Trustee. Thereafter, the deferred compensation account of the Trustee shall be credited with interest monthly utilizing the monthly average yield on United States Treasury Securities adjusted to a constant maturity of five years as most recently published by the Federal Reserve Board prior to December 31st in each year. Interest shall be calculated during the following calendar year based upon the rate determined as of the prior December 31st utilizing the formula set forth in the immediately preceding sentence and shall be calculated on a daily basis, and compounded and credited monthly.

3. In consideration of the Trustee’s agreement to defer Trustee fees and remain in the service of the Bank, the Bank agrees to pay to the Trustee (or his/her beneficiary, if applicable) deferred compensation in the amount determined in Section 6 below for a period of 5 years from and after the date that the Trustee’s service as a Trustee terminates (his/her “termination date”) with such deferred compensation to be payable as set forth in Section 6 hereof commencing on the first day of the calendar month following the month in which the Trustee’s termination date occurs.

4. The Bank further agrees that, in the event of the Trustee’s death prior to the completion of said 5-year period while receiving payments pursuant to Section 3 hereof, the Bank shall continue to make the remainder of said payments to the Trustee’s then living designated beneficiary, if any; if no living designated beneficiary survives the Trustee, then to the Trustee’s surviving spouse, if any; if the Trustee has no spouse at the time of his/her death, then to the issue of the Trustee, if any, by right of representation; and if there are no such living issue, then to the Estate of the Trustee with such payments to continue during the remainder of said 5-year payout period.

5. In further consideration of the Trustee’s deferring Trustee fees and remaining in its service as a Trustee, the Bank also agrees that, in the event of the death of the Trustee while still in the active service of the Bank, the Bank shall pay deferred compensation in the amount determined in Section 6 below to the then living designated beneficiary of the Trustee (if no living designated beneficiary survives the Trustee, then to the Trustee’s surviving spouse, if any; if the Trustee has no spouse at the time of his/her death, then to the issue of the Trustee, if any, by right of representation; and if there are no such living issue, then to the Estate of the Trustee) for a period of 5 years from and after the date of the Trustee’s death, which deferred compensation shall be payable as set forth in Section 6 hereof commencing with the first day of the calendar month following the month in which the Trustee’s death occurs.

6. The aggregate amount of deferred compensation to be payable to the Trustee or his/her beneficiary(ies) as set forth above shall be his/her deferred compensation account balance adjusted as follows:

(a) The aggregate amount in his/her deferred compensation account shall be paid to the Trustee or his/her beneficiary(ies), as applicable, upon the Trustee’s termination date or death in 60 consecutive monthly payments, subject to adjustment as set forth in Section 6(b) and Section 6(c) hereof utilizing the payment schedule set forth in Sections 3, 4 or 5 hereof, whichever is applicable, and subject to the provisions of Section 6(d) hereof.

(b) The Bank shall pay interest on the balance in the Trustee’s deferred compensation account with such interest to be calculated as set forth in Section 2 hereof. The monthly amount to be paid to the Trustee or his/her beneficiary, as applicable, shall be adjusted on each January 1 on a direct amortization basis utilizing the most recently determined interest rate and the remaining amount to be paid pursuant to Section 6(a) above.

(c) The monthly payments shall be subject to withholding taxes and the like to the extent required by then applicable law.

7. Nothing contained in this Agreement, and no action taken pursuant to its provisions by either party hereto shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Bank and the Trustee, his/her designated beneficiary, other beneficiaries of the Trustee, or any other person. The payments to the Trustee or any beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be part of the general assets of the Bank, and no person, other than the Bank, shall have, by virtue of the provisions of this Agreement, any interest in such assets. To the extent that any person acquires a right to receive payments from the Bank under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Bank. In the event that, in its sole discretion, the Bank purchases an insurance policy or policies insuring the life of the Trustee to fund, in whole or in part, its obligations hereunder, the Trustee and any beneficiary of the Trustee shall have no rights whatsoever therein; the Bank shall be the sole owner and beneficiary thereof and shall possess and may exercise all incidents of ownership therein.

8. The Board of Investment of the Bank shall have full power and authority to interpret, construe and administer this Agreement. The interpretation and construction of this Agreement by the Board of Investment of the Bank, and any action taken thereunder, shall be binding and conclusive upon all parties in interest. No member of the Board of Investment shall, in any event, vote upon or take any action in connection with this Agreement if he/she is the Trustee under this or any similar Agreement. No member of the Board of Investment shall, in any event, be liable to any person for any action taken or omitted to be taken in connection with the interpretation, construction or administration of this Agreement, so long as such action or omission to act is made in good faith.

9. Neither the Trustee, his/her spouse, nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder, nor shall such amounts be subject to seizure by any creditor of such Trustee or beneficiary, by a proceeding at law or in equity, and no such benefit shall be transferable by operation of law in the event of bankruptcy, insolvency or death of the Trustee, his spouse or any other beneficiary hereunder. Any such attempt at assignment or transfer shall be void and shall terminate this Agreement, and the Bank shall thereupon have no further liability hereunder.

10. The Board of Investment of the Bank is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement. The Board of Investment shall make all determinations as to rights to benefits under this Agreement, any decision by the Board of Investment denying a claim by the Trustee or his beneficiary for benefits under this Agreement shall be stated in writing and delivered or mailed to the Trustee or such beneficiary. Such decision shall set forth the specific reasons for the denial, written to the best of the Board’s ability in a manner that may be understood without legal or actuarial counsel. In addition, the Board shall afford a reasonable opportunity to the Trustee or such beneficiary for a full and fair review of the decision denying such claim.

11. Any reference to the Trustee’s beneficiary herein shall mean any beneficiary or beneficiaries entitled to payments hereunder with the singular to be treated as the plural where applicable in the event that there is more than one beneficiary entitled to payments with respect to the Trustee.

12. This Agreement may not be amended, altered, modified or terminated, except by a written instrument signed by the parties hereto, or their respective successors or permitted assigns, and may not be otherwise terminated except as provided herein or as required by an applicable law or order of any regulatory agency having authority over the Bank. Notwithstanding the foregoing, the Bank may, upon giving written notice to the Trustee, terminate the Trustee’s right to defer Trustee fees hereunder at any time.

13. This Agreement shall be binding upon and inure to the benefit of the Bank and its successors and assigns, and the Trustee, his/her successors, permitted assigns, heirs, executors, administrators and beneficiaries.

14. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, return receipt requested, addressed to such party’s last known address as shown on the records of the Bank or, in the case of a notice sent to the Bank, to its principal office at Two Leonard Street, Belmont, Massachusetts 02178-2511, c/o Chairman of the Board.

15. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and shall be deemed to be under seal.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.

ATTEST:	BELMONT SAVINGS BANK

/s/ Raymond F. Shea	By:	/s/ John A. Citrano, Senior Vice President
Clerk/Secretary		Title

/s/ John W. Gahan III
Trustee
John W. Gahan III

BELMONT SAVINGS BANK

DEFERRED COMPENSATION AGREEMENT DEFERRAL FORM

BENEFICIARY DESIGNATION

I, John W. Gahan III, a Trustee of Belmont Savings Bank (“Bank”) who maintains a Deferred Compensation Agreement (“Agreement”) with said Bank hereby make the following election:

Compensation Reduction

Pursuant to the terms of my Deferred Compensation Agreement with the Bank, I hereby elect to defer either 100% percent of my Trustee fees, effective January 1, 2007.

I recognize that my election to defer shall be effective for the calendar year set forth in the immediately preceding paragraph and all calendar years thereafter until I amend of revoke the election. I recognize that any such amendment or revocation can only be effective as of the beginning of the calendar year following my delivery of such amendment or revocation to the Board of Investment of the Bank.

Designation of Beneficiary

I recognize that in the event of my death after deferred compensation payments have begun to be paid to me, that the remainder of said deferred compensation payments shall be made to my beneficiary (ies) as stated below or as determined pursuant to the terms of the Agreement. I further recognize that in the event of my death while actively serving as a Trustee of the Bank, my deferred compensation payments will be made to said beneficiary (ies). I hereby designate as my beneficiary (ies) the following:

1.	Primary Beneficiary(ies) CATHERINE M. GAHAN

2.	Contingent Beneficiary if Primary Beneficiary (ies) is not alive on the date that a payment is due under the Agreement: Kimberly Gahan

Signed this 19 day of December,
in the year 2006.

/s/ John W. Gahan III
/s/ John A. Citrano
Witness

BELMONT SAVINGS BANK

Two Leonard Street

Belmont, Massachusetts 02478-2511

FIRST AMENDMENT TO DEFERRED COMPENSATION AGREEMENT

This FIRST AMENDMENT TO DEFERRED COMPENSATION AGREEMENT is made and entered into as of this 18 day, of December, 2008, by and between Belmont Savings Bank, a Massachusetts savings bank organized under Massachusetts General Laws, Chapter 168, with its principal office and place of business at Two Leonard Street, Belmont, Massachusetts (“Bank”) and John W. Gahan III, an individual who serves the Bank as a Trustee (“Trustee”).

WITNESSETH THAT:

WHEREAS, the Bank and the Trustee entered into a Deferred Compensation Agreement dated December 19, 2006, (“Agreement”); and

WHEREAS, the Bank and the Trustee wish to amend the Agreement as hereinafter set forth;

NOW, THEREFORE, in consideration of the promises hereinafter set forth, the parties hereto mutually covenant and agree that the Agreement shall be amended as follows:

1. Section 2 of the Agreement is hereby deleted in its entirety and the following substituted therefor:

“2. Amounts so deferred pursuant to Section 1 and earnings thereon shall be credited to a deferred compensation account for the Trustee. Thereafter, the deferred compensation account of the Trustee shall be credited with interest monthly utilizing the Savings Bank Employee Retirement Association Discount Rate as most recently set by the Savings Bank Employee Retirement Association prior to December 31st in each year; provided that interest that accrues prior to December 31, 2008 shall accrue at a rate equal to the monthly average yield on United States Treasury Securities adjusted to a constant maturity of five years as most recently published by the Federal Reserve Board prior to December 31st in each year. Interest shall be calculated during the following calendar year based upon the rate determined as of the prior December 31st utilizing the formula set forth in the immediately preceding sentence and shall be calculated on a daily basis, and compounded and credited monthly.”

2. All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Deferred Compensation Agreement, in duplicate, as of the day and year first above written.

ATTEST:	BELMONT SAVINGS BANK

/s/ Patricia W. Hawkins	By:	/s/ John A. Citrano, CFO
Clerk/Secretary	Title

/s/ John W. Gahan III
Trustee

BELMONT SAVINGS BANK

Two Leonard Street

Belmont, Massachusetts 02478-2511

SECOND AMENDMENT TO DEFERRED COMPENSATION AGREEMENT

This SECOND AMENDMENT TO DEFERRED COMPENSATION AGREEMENT is made and entered into as of this 16 day of December, 2010, by and between Belmont Savings Bank, a Massachusetts stock savings bank subsidiary of BSB Bancorp MHC, with its principal office and place of business at Two Leonard Street, Belmont, Massachusetts (the “Bank”) and John W. Gahan III, an individual who serves the Bank as a Director (the “Director”).

WITNESSETH THAT:

WHEREAS, the Bank and the Director entered into a Deferred Compensation Agreement dated                      (the “Agreement”); and

WHEREAS, the Bank and the Director wish to amend the Agreement as hereinafter set forth;

NOW, THEREFORE, in consideration of the promises hereinafter set forth, the parties hereto mutually covenant and agree that the Agreement shall be amended as follows;

1. The phrase “a Massachusetts savings bank corporation organized under Massachusetts General Laws, Chapter 168,” in the introductory paragraph is hereby deleted and replaced with the following “a Massachusetts stock savings bank subsidiary of BSB Bancorp MHC”.

2. Section 2 of the Agreement is hereby deleted in its entirety and the following substituted therefor:

“2. Amounts so deferred pursuant to Section 1 and earnings thereon shall be credited to a deferred compensation account for the Director. Thereafter, the deferred compensation account of the Director shall be credited with interest monthly utilizing the Five (5) Year Certificate of Deposit Yield as published in the Wall Street Journal (hereinafter referred to as the “Wall Street Journal Yield”). If the Wall Street Journal Yield is not available, the Board of Directors of the Bank may calculate the rate of interest to be credited to the deferred compensation account of the Director based upon such other average Certificate of Deposit Yield or other method the Board of Directors of the Bank determines in its discretion. Interest shall be calculated during the following calendar year based upon the rate determined as of the prior December 31st utilizing the formula set forth in the immediately preceding sentence and shall be calculated on a daily basis, and compounded and credited monthly.”

3. The term “Trustee” in each place where it appears is hereby replaced with the term “Director”.

4. All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Deferred Compensation Agreement, in duplicate, as of the day and year first above written.

ATTEST:	BELMONT SAVINGS BANK

/s/ Patricia W. Hawkins	By:	/s/ Robert M. Mahoney
Clerk/Secretary	Title	President & CEO

/s/ John W. Gahan III
Director